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                                  EXHIBIT 10.1

 Amendment No. 2
 to Loan Documents

       THIS AMENDMENT NO. 2 TO LOAN DOCUMENTS (this "Amendment") is made as of July 1, 2001, by and between ITXC CORPORATION (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

                                   BACKGROUND

       A. The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank's name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the "Loan Documents") which evidence or secure some or all of the Borrower's obligations to the Bank for one or more loans or other extensions of credit (the "Obligations").

       B. The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

       NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

       1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

       2. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment,
 (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

       3. The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable),

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 shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower's existing and future Obligations to the Bank, as modified by this Amendment.

      4. As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

       5. To induce the Bank to enter into this Amendment, Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that they may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys' fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

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       6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

       7. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

       8. This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank's office indicated in the Loan Documents is located, excluding its conflict of laws rules.

       9. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

       WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

 WITNESS / ATTEST:                              ITXC CORP.

 /s/ Debra L. Blanco                            By: /s/ Edward B. Jordan
 --------------------------------               --------------------------------
 Print Name: Debra L. Blanco                    Print Name: Edward B. Jordan
 Title: Assistant Secretary                     Title: CFO/EVP
 (Include title only if an officer of
 entity signing to the right)
                                             PNC BANK, NATIONAL ASSOCIATION

                                             By: /s/ Timothy J. Hornickle
                                             -----------------------------------
                                             Print Name: Timothy J. Hornickle
                                             Title: Assitant Vice President

                                  EXHIBIT A TO
                        AMENDMENT NO. 2 TO LOAN DOCUMENTS
                               DATED July 1, 2001

A. The "Loan Documents" that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

      1. Amended and Restated Loan Agreement dated as of February 5, 2000, as amended by Amendment No. I to Loan Agreement dated as of July 7, 2000 (as amended, the "Loan Agreement").

      2.  Amended and Restated Promissory Note dated February 5, 2000 (the
          "Note").

      3.  Amended and Restated Borrowing Base Rider dated February 5, 2000.

      4. Guaranty Agreement from ITXC Data Transport Services LLC ("Guarantor") dated February 5,2000.

      5.  Security Agreement from the Guarantor dated February 5, 2000.

      6.  Security Agreement from Borrower dated as of August 20, 1998.

      7.  Rider to Security Agreement - Trademarks dated as of August 20, 1998.

      8. All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

 B.   The Loan Documents are amended as follows:

      1. The definitions of "Revolving Credit Expiration Date" and "Equipment Line Expiration Date", as set forth in Section 2.1 of the Loan Agreement and Sections 3 and 4 of the Note, are each amended, effective July 1, 2001, to mean "June 30, 2002, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower".

      2. The Addendum to the Loan Agreement is hereby amended and restated to read in full as set forth on the Addendum attached hereto and made a part hereof.

      3.  The Note is hereby amended as follows:

          (a) Section 4(b) of the Note is amended and restated to read in full as follows:

               "(b) Equipment Line. Accrued interest will be due and payable on
                    --------------
               the 15th day of each month. From and after each respective Tranche A Conversion Date or Tranche B Conversion Date (as each is hereinafter defined), advances under the Equipment Line made during the corresponding Tranche A Borrowing Period or Tranche B Borrowing Period (as each is hereinafter defined) shall be due and payable in thirty-six (36) equal consecutive monthly installments, commencing on the 15th day of the month following the respective Tranche A Conversion Date or Tranche B Conversion Date, and

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               continuing on the 15th day of each month thereafter until paid in full. Each principal payment shall be in an amount determined by dividing (i) the principal amount of advances made during the respective Tranche A Borrowing Period or Tranche B Borrowing Period and outstanding under the Equipment Line on the respective Tranche A Conversion Date or Tranche B Conversion Date, by (ii) thirty-six (36). The outstanding balance of any tranche and any accrued but unpaid interest thereon shall be due and payable on the 15th day of the 36th month following the respective Tranche A Conversion Date or Tranche B Conversion Date, but in no event later than June 30, 2005.

               As used herein, the "Tranche A Conversion Date" shall mean December 31, 2001; the "Tranche B Conversion Date" shall mean June 30, 2002; the "Tranche A Borrowing Period" shall mean the period from July 1, 2001 through and including December 31, 2001; the "Tranche B Borrowing Period" shall mean the period from January 1, 2002 through and including June 30, 2002; and the "Equipment Line Expiration Date" shall mean June 30, 2002, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower."

 C. Conditions to Effectiveness of Amendment: The Bank's willingness to agree to the amendments set forth in this Amendment are subject to the prior satisfaction of the following conditions:

      1. Execution and delivery to the Bank of this Amendment No. 2, including the attached Consent, by all parties.

      2. Payment of the fees of the Bank's internal counsel which, as of the date hereof, equals $750.

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                              CONSENT OF GUARANTOR

       Each of the undersigned guarantors (jointly and severally if more than one, the "Guarantor") consents to the provisions of the foregoing Amendment (the "Amendment") and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor's obligations under its Guaranty Agreement dated February 5, 2000, as amended (collectively if more than one, the "Guaranty"), relating to the Obligations mentioned in the Amendment, shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

       The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor's existing and future Obligations to the Bank, as modified by this Amendment.

       The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty.

       WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

 ITXC DATA TRANSPORT SERVICES LLC
 By: /s/ Edward B. Jordan
 ---------------------------------
 Print Name: Edward B. Jordan
 Title: CFO/EVP

                                    ADDENDUM

 ADDENDUM to that certain Loan Agreement dated February 5, 2000, as amended, between ITXC Corp., as the Borrower, and PNC Bank, National Association.

 I.   FINANCIAL COVENANTS

      1. The Borrower will maintain at all times Tangible Net Worth equal to at least $100,000,000.

      2. The Borrower shall have a minimum Quick Ratio of Current Assets to Current Liabilities by the end of each fiscal quarter equal to at least 2.0 to 1.0.

      3. The Borrower shall not experience two consecutive quarters of Negative Net Operating Income from and after the quarter ending March 31, 2002.

      4. The Borrower shall maintain a minimum Fixed Charge Coverage Ratio of 1.0: 1.0 at the end of each fiscal quarter, commencing June 30, 2002.

      5. The Borrower shall maintain a maximum ratio of total Debt to Tangible Net Worth at the end of each fiscal quarter of 0.4: 1.0.

 Definitions:

 "Current Assets" means the sum of cash, accounts receivable and marketable securities.

 "Current Liabilities" means the sum of all current liabilities other than deferred revenue plus amounts outstanding under the Revolving Credit not classified as current liabilities.

 "Debt" means the maximum combined debt outstanding under the Revolving Credit, any equipment leases, or any other debt arrangements maturing within one year.

 "Fixed Charge Coverage Ratio" means EBITDA plus rent divided by interest plus principal plus rent.

 "Negative Net Operating Income" means earnings before interest, taxes, depreciation and amortization (or "EBITDA") less than zero calculated in accordance with generally accepted accounting principles.

 "Tangible Net Worth" means shareholders' equity less intangible assets (calculated in accordance with generally accepted accounting principles), plus any equity or subordinated and/or convertible debt investments created after the date of this Agreement.

 "Quick Ratio" means Current Assets divided by Current Liabilities.

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II.   PERMITTED ENCUMBRANCES

      1.  Purchase money security interests

      2.  Capital leases permitted under Section 6.1 hereto



III.  ENVIRONMENTAL MATTERS

      None